AMENDMENT NO. 4
PARTICIPATION AGREEMENT
     The Participation Agreement (the “Agreement”), dated December 31, 1997, by and among AIM Variable Insurance Funds, a Delaware Trust (“AVIF”), A I M Distributors, Inc., a Delaware corporation (“AIM”), MetLife Investors Insurance Company, a Missouri life insurance company (“MetLife”), and MetLife Investors Distribution Company, a Missouri corporation (“MLIDC”), is hereby amended as follows:
     WHEREAS, effective March 31, 2008, A I M Distributors, Inc. was renamed Invesco Aim Distributors, Inc. All references to A I M Distributors, Inc. will hereby be deleted and replaced with Invesco Aim Distributors, Inc.; and
     WHEREAS, effective November 9, 2009, MetLife Investors Variable Annuity Account Five (“Annuity Account Five”) will merge with and into MetLife Investors Variable Annuity Account One and MetLife Investors Variable Life Account Five (“Life Account Five”) will merge with and into MetLife Investors Variable Life Account One, it is agreed that Schedule A to the Agreement will be revised to include the policy form numbers of contracts originally funded by Annuity Account Five and Life Account Five.
     Accordingly, Schedule A of the Agreement is hereby deleted in its entirety and replaced with the following effective November 9, 2009:
SCHEDULE A

FUNDS AVAILABLE	SEPARATE ACCOUNTS	CONTRACTS FUNDED BY THE
UNDER THE POLICIES	UTILIZING THE FUNDS	SEPARATE ACCOUNTS
AIM V.I. International Growth Fund	MetLife Investors Variable Annuity Account One MetLife Investors Variable Life Account One	CONTRACT FORM #XLCC -648*
CONTRACT FORM #XLCC -833*
CONTRACT FORM #CC -1075*
CONTRACT FORM #CC -4181*
CONTRACT FORM #CC- P00104*
CONTRACT FORM #CC-P00204*
CONTRACT FORM #9010*
CONTRACT FORM #XL -407
CONTRACT FORM #XL -617
CONTRACT FORM #CL -407
CONTRACT FORM #CL -617
CONTRACT FORM #CL -1020
CONTRACT FORM #CL -4155
CONTRACT FORM #CLP001
CONTRACT FORM #CLP002
CONTRACT FORM #7010

*	Policy form numbers of contracts funded by the separate accounts effective November 9, 2009.
Except as expressly supplemented, amended or consented to hereby, all of the representations and conditions of the Agreement will remain unamended and will continue to be in full force and effect.

IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment No. 4 to be executed in their name and on their behalf by and through their duly authorized officers signing below.

AIM VARIABLE INSURANCE FUNDS

By: Name:	/s/ John M. Zerr John M. Zerr
Title:	Senior Vice President

INVESCO AIM DISTRIBUTORS, INC

By: Name:	/s/ John S. Cooper John S. Cooper
Title:	President

METLIFE INVESTORS INSURANCE COMPANY

By: Name:	/s/ Richard C. Pearson Richard C. Pearson
Title:	Vice President and Associate General Counsel

METLIFE INVESTORS DISTRIBUTION COMPANY

By: Name:	/s/ Richard C. Pearson Richard C. Pearson
Title:	Executive Vice President and General Counsel

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